UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 3, 2011

Cameron International Corporation
______________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware ___________________ (State or other jurisdiction of incorporation)	1-13884 _________________ (Commission File Number)	76-0451843 ___________________ (I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas ________________________________________	77027 _______________
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 513-3300

Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Cameron International Corporation (the “Company”) held its Annual Meeting of Stockholders on May 3, 2011.  Set forth below are the results of the voting with respect to each matter acted upon at the meeting.

1.	The election of director nominees to our Board of Directors as Class I Directors, each for a three year term, were elected based on the following votes:

Nominees	For	Against	Abstain	Broker Non-Votes
Peter J. Fluor	198,441,361	6,979,189	98,763	8,821,081
Jack B. Moore	198,655,599	6,692,146	171,568	8,821,081
David Ross	199,516,585	5,910,837	91,891	8,821,081

2.	The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2011 was approved based on the following votes:

For	Against	Abstain
207,429,769	6,801,465	109,160

3.	The proposal to approve the Company’s 2011 Management Incentive Compensation Plan was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
201,034,657	4,372,449	112,207	8,821,081

4.	The proposal to approve an amendment to the Company’s 2005 Equity Incentive Plan to change the option term from seven to ten years was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
198,271,575	7,091,352	156,386	8,821,081

5.	The proposal to conduct an advisory vote on the Company’s 2010 executive compensation was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
197,282,313	7,616,826	620,174	8,821,081

6.	The proposal to conduct an advisory vote on the frequency of future advisory votes on executive compensation was as follows:
1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
168,810,215	1,632,044	26,353,462	2,075,303	15,468,902

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION
By: /s/ Grace B. Holmes
Grace B. Holmes
Corporate Secretary and Chief Governance Officer

Date:     May 4, 2011